                                                                   EXHIBIT 10.11

                                PROMISSORY NOTE

                                                           San Diego, California
$4,500,000                                                         June 28, 1996

        1. FOR VALUE RECEIVED, the undersigned, ALANEX CORPORATION, (the "Maker"), promises to pay to AMGEN INC., a Delaware corporation ("Holder"), or order, at 1840 DeHavilland Drive, Thousand Oaks, California 91320 or such other place or places which the Holder may designate in writing from time to time, the principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000), without interest. The principal amount under this Note, plus any other amounts then owing pursuant to this Note, shall be due and payable in full on June 28, 2001 (the "Maturity Date") without notice and without the need for any action or election by Holder; provided, however, that: (a) if such date is not a normal business day, such payment shall not be due until the first business day thereafter and (b) upon a Default (as defined in that certain Termination and Redemption Agreement between Maker and Holder effective as of the date hereof (the "Agreement")) all such amounts shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Maker.

        2. This Note may be prepaid in whole or in part at any time and any prepayment shall be without penalty.

        3. Principal shall be payable in lawful money of the United States of America by check hand delivered to Lender or by federal funds wire upon Holder's request, in which case applicable wiring instructions will be provided.

        4. This Note is being executed pursuant to the Agreement. Pursuant to the terms of Section 6 of the Agreement, Maker has the option of converting this Note to an interest bearing term note payable over three (3) years in the event that it is unable to repay the entire principal balance of this Note when due on the Maturity Date. If on the Maturity Date of this Note, Maker has failed to pay the entire principal amount, or alternatively, has failed to perform any of its obligations under Section 6 of the Agreement to convert the Note, Maker shall be in default under this Note. Upon any such default, or any other default with respect to any payment due under this Note (including, without limitation, failure to pay any principal when due), (i) interest shall thereafter accrue on the entire unpaid principal balance hereunder at the rate of ten percent (10%) per annum (on the basis of a 365-day year and the actual number of days elapsed), subject to adjustment, if necessary, to make the amount of interest charged not violate applicable usury laws; (ii) Maker promises to pay all costs and expenses, including attorneys' fees, incurred by the Holder hereof in collecting or attempting to collect the indebtedness under this Note, whether or not any action or proceeding is commenced; and (iii) Maker hereby waives the right to plead any and all statutes of limitation as a defense to a demand hereunder to the full extent permitted by law.

        5. None of the provisions hereof and none of the Holder's rights or remedies hereunder on account of past or future defaults shall be deemed to have been waived by the Holder's acceptance of any past due installments or by an indulgence granted by the Holder to Maker.

        6. Maker hereby waives presentment, demand, protest and notice thereof or of dishonor, and agrees that it shall remain liable for all amounts due hereunder notwithstanding any extension of time or change in the terms of payment of this Note granted by any holder hereof or any delay or failure by the holder hereof to exercise any rights under this Note or the Agreement.

        7. This Note shall be governed by and construed in accordance with the laws of the State of California.

        IN WITNESS WHEREOF, Maker has caused this Note to be duly executed the day and year first above written.

                                       ALANEX CORPORATION,
                                       a California corporation


                                       By: /s/ Marvin R. Brown
                                          --------------------------------------
                                       Its: President



                                       By: /s/ Alexander Polinsky
                                          --------------------------------------
                                       Its: Secretary